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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               December 31, 2000
                                Date of Report
                       (Date of Earliest Event Reported)

                         PEACOCK FINANCIAL CORPORATION
              (Exact name of registrant as specified in charter)

         Colorado                    2-91651-D                87-0410039
(State or other jurisdiction)  (Commission File No.)  (I.R.S. Employer I.D. No.)

                            2531 San Jacinto Avenue
                        San Jacinto, California  92583
                   (Address of Principal Executive Offices)

                                (909) 652-3885
                        (Registrant's Telephone Number)


Item 1.  Changes in Control of Registrant

On December 31, 2000 at a special meeting with the Directors of the registrant, the board accepted the formal resignation of Steven R. Peacock as the President, CEO and Chairman of the Board of Peacock Financial Corporation. Mr. Robert A. Braner was appointed as the interim President and Director of the Corporation.

On January 5, 2001, Mr. Ando Teder was appointed as a Director to serve on the Board.

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PEACOCK FINANCIAL CORPORATION



Date: January 16, 2001                          By: /s/ Robert A. Braner
      ----------------                             --------------------------
                                                    Robert A. Braner
                                                    President and Director